Tidal Trust III 485BPOS

Exhibit 99(h)(i)(vi)

SIXTH AMENDMENT

TO THE AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective as of June 11, 2026, to the Amended and Restated Fund Administration Servicing Agreement (the “Agreement”) dated as of August 1, 2025, by and between Tidal Trust III, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

VistaShares Space Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Defense Supercycle ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF

Alki Consolidated Income ETF; and

Remove the following fund:

VistaShares Animal Spirits Daily 2x Strategy ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		TIDAL ETF SERVICES LLC

By:	/s/Lissa Richter	By:	/s/Eric Falkeis
Name:	Lissa Richter	Name:	Eric Falkeis

Title:	Secretary & Vice President	Title:	Co-Founder & COO

Date:	6/12/2026	Date:	6/12/2026

Amended Exhibit A

to the

Amended and Restated Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust III

Name of Series

Impact Shares Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
VistaShares Animal Spirits Strategy ETF

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Target 15 ACKtivist Distribution ETF

VistaShares ACKtivist Select ETF

VistaShares BigShort Select ETF

VistaShares Target 15 BigShort Distribution ETF

VistaShares DRUKMacro Select ETF

VistaShares Target 15 DRUKMacro Distribution ETF

VistaShares Berkshire Select ETF

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares IPO and Income ETF

VistaShares Target 15™ International Innovators Income ETF

VistaShares Target 15™ European High Dividend Payers Income ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Champions Distribution ETF

VistaShares DIVBoost Sector Distribution ETF

VistaShares DIVBoost High Yield Bond Distribution ETF

VistaShares DIVBoost REIT Distribution ETF

VistaShares DIVBoost Energy Distribution ETF

VistaShares DIVBoost Utilities Distribution ETF

VistaShares TEPRTantrum Contrarian Select ETF

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF

VistaShares TPLoeb Event Driven Select ETF

VistaShares Target 15 TPLoeb Event Driven Distribution ETF

VistaShares TIGR Cub NextGen Select ETF

VistaShares Target 15 TIGR Cub NextGen Distribution ETF

VistaShares LAFFTech Select ETF

VistaShares Target 15 LAFFTech Distribution ETF

VistaShares HRVD Select ETF

VistaShares Target 15 HRVD Distribution ETF

VistaShares GATE Endowment Select ETF

VistaShares Target 15 GATE Endowment Distribution ETF

VistaShares Gulf Soveriegn Select ETF

VistaShares Target 15 Gulf Sovereign Distribution ETF

VistaShares Nordic Wealth Select ETF

VistaShares Target 15 Nordic Wealth Distribution ETF

VistaShares Space Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Defense Supercycle ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF

Fundstrat Granny Shot US Large Cap ETF

Fundstrat Granny Shots US Small- & Mid-Cap ETF

Fundstrat Granny Shots US Large Cap & Income ETF

Ned Davis Research 360º Dynamic Allocation ETF
Ned Davis Research 360º Core Equity ETF

Ninepoint Energy ETF
Ninepoint Energy Income ETF

The BeeHive ETF

NestYield Total Return Guard ETF
NestYield Dynamic Income ETF
NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF

Battleshares™ Bitcoin vs Ether ETF

Battleshares™ Ether vs Bitcoin ETF

Battleshares™ Bitcoin vs Gold ETF

Battleshares™ Gold vs Bitcoin ETF

TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF

PEO AlphaQuest™ Thematic PE ETF

World Dynamic Momentum Leaders ETF

Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

Alpha Brands™ Consumption Leaders ETF

Azoria Golden Age ETF

RCN Pareto Strategic Allocation ETF

U.S. Defense ETF

Worth Charting Options Income ETF

Alki Consolidated Income ETF